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                                                                   EXHIBIT 10.14


                               ICX ELECTRONICS.COM

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

        This Series C Preferred Stock Purchase Agreement ("Agreement") is made as of January 18, 2001 by and between ICX Electronics.com, a California corporation (the "Company"), and Jay Wilt ("Investor"). The parties hereby agree as follows

        1. PURCHASE AND SALE OF STOCK

                1.1 SALE OF STOCK.

                        Subject to the terms and conditions of this Agreement, the Company will issue and sell to Investor, and Investor shall purchase, ten thousand (10,000) shares of the Company's Series C Preferred Stock, $0.01 par value (the "Shares"), at a price of $5.00 per share and ten thousand (10,000) warrants to purchase ten thousand (10,000) shares of the Company's common stock (the "Warrants") at a price of eight dollars ($8.00) per share. The rights, preferences and privileges of the Series C Preferred Stock are as set forth in the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation").

                1.2 CLOSING.

                        (a) The issuance of the Shares shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, at 10:00 A.M., on January 22, 2001, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing").

                        (b) Subject to the terms of this Agreement, at the Closing the Company shall deliver to Investor certificates representing the Shares and the Warrants, against payment of the purchase price therefor by check or wire transfer.

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to each Investor as follows:

                2.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon the business and operations of the Company. The Company has furnished Investor with copies of its Articles of Incorporation. Said copy is true, correct, and complete and contain all amendments through the date of the Closing.

                2.2 CAPITALIZATION. As of the Closing, the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock, no par value and 10,000,000 shares of Preferred Stock, no par value, 2,000,000 of which are designated as Series A Preferred Stock, 1,000,000 of which are designated as Series B Preferred Stock, and 100,000 of which are designated as Series C Preferred Stock. Immediately following the Closing, all issued and outstanding shares of the Company's capital stock have been or will be duly authorized and validly issued, and have been or will be fully paid and nonassessable. Immediately prior to the Closing, there will be issued and



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outstanding 1,280,000 shares of Common Stock, 25,000 shares of Series A
Preferred Stock, 280,750 shares of Series B Preferred Stock and 5,000 shares of Series C Preferred Stock.

                2.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company's obligations hereunder and thereunder, and for the authorization, issuance (or reservation for issuance), and delivery of the Shares and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing. This Agreement when executed and delivered, shall constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

                2.4 VALIDITY OF THE SHARES. The issuance of the Shares and Warrants is not subject to any preemptive rights or rights of first refusal and, when issued and delivered in compliance with the provisions of this Agreement and the Articles of Incorporation, the Shares, and the Common Stock issuable upon conversion thereof, will be duly and validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or restrictions on transfer; provided, however, that the Shares and Warrants, and the Common Stock issuable upon conversion and exercise thereof, may be subject to restrictions on transfer (i) pursuant to the terms of this Agreement and (ii) under state and federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                2.5 OFFERING. Subject to the accuracy of the representations and warranties of Investor contained in Section 3 hereof, the offer, sale and issuance of the Shares and Warrants, and the issuance of the shares of Common Stock upon conversion of the Shares and exercise of the Warrants, in each case in conformity with the terms of this Agreement, will comply with all applicable federal and state securities laws, including without limitation, the Securities Act of 1933, as amended (the "Securities Act").

        3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

        Investor hereby represents and warrants to the Company as follows:

                3.1 LEGAL POWER. Investor has the requisite legal power to enter into this Agreement, to acquire the Shares and Warrants hereunder and to carry out and perform its obligations under the terms of this Agreement.

                3.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by Investor, and, upon due execution and delivery by the Company and Investor, this Agreement will be the valid and binding agreement of Investor.

                3.3 INFORMATION. Investor believes that Investor has received all information Investor considers necessary for evaluating the risks and merits of acquiring the Shares and the Warrants and has had the opportunity to make further inquiries of the Company and its representatives for additional information. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

                3.4 ADEQUATE REPRESENTATION. Investor has been advised by the Company to seek legal and other professional counsel, and has done so to the extent Investor deems necessary, including for any and all legal, tax, business and other professional advice.



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                3.5 INVESTMENT REPRESENTATIONS.

                        (a) Investor is acquiring the Shares and Warrants for Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

                        (b) Investor understands that (i) neither the Shares nor the Warrants have not been registered under the Securities Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that Investor must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) each certificate representing the Shares and the Warrants will be endorsed with a legend in substantially the following form:

                        "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT."

and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Shares or Warrants unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to Securities and Exchange Commission ("SEC") Rule 144 and Investor provides the Company with evidence reasonably satisfactory to the Company and its counsel that the proposed transaction satisfies the requirements of Rule 144. The Company agrees to remove the foregoing legend from any securities if the requirements of SEC Rule 144(k) (or any successor rule or regulation) apply with respect to such securities and the Company and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.

                        (c) Investor is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of Investor's investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares and the Warrants.

                        (d) Investor has been furnished with and has had access to such information as Investor has considered necessary to make a determination as to the acquisition of Shares and the Warrants, together with such additional information as is necessary to verify the accuracy of the information supplied.

                        (e) Investor has had all questions which have been asked by Investor satisfactorily answered by the Company.



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                        (f) Investor has not been offered either the Shares or
the Warrants by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by such media.

                        (g) Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect, because Investor is either (i) a natural person whose net worth, either individually or jointly with Investor's spouse, at the time of purchase, exceeds $1,000,000 or
(ii) a natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with Investor's spouse in excess of $300,000, in each of those years, and reasonably expects to reach the same income level in the current year.

                        (h) Investor understands that the Shares and Warrants Investor is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances, and it represents that Investor is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

        4. RIGHT OF FIRST REFUSAL.

                4.1 RESTRICTIONS ON TRANSFER. In the event Investor desires, at any time, to any transfer, whether by sale, assignment, encumbrance, hypothecation, pledge or conveyance or otherwise (a "Transfer") any of Shares, or any shares of Common Stock issued pursuant to conversion of the Shares or exercise of the Warrants or pursuant to any dividends paid on the Shares (the "Offered Shares"), and Investor receives a bona fide offer (the "Purchase Offer") from a third party to purchase such Offered Shares, Investor shall deliver a notice (the "Notice") to the Company at least thirty (30) days prior to the closing of such Transfer, which Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Offered Shares to be transferred, the nature of the Transfer, the consideration to be paid, and the name and address of each prospective transferee. In the event that the Transfer is being made pursuant to the provisions of Section 4.7 hereof, the Notice shall state the circumstances of the Transfer pursuant which
Section 4.7 applies.

                4.2 RIGHT OF FIRST REFUSAL. The Company (or the Company's assignees) may purchase the Offered Shares to which the Notice refers, at the price per share and the other terms and provisions of sale contained in the Purchase Offer. The Company shall deliver to Investor within twenty (20) days following receipt by the Company of the Notice, a written notice electing to purchase the Offered Shares. The Company must elect to purchase all but not less than all of the Offered Shares in order to exercise the right of first refusal in this Section 4.

                4.3 CLOSING. The closing shall then be held on the later of (i) thirty (30) days following the Company's written notice to purchase all but not less than all of the Offered Shares or (ii) ten (10) days after such cash valuation shall have been made pursuant to Section 4.4 below (if any part of such consideration is other than cash or evidence of indebtedness). Full payment for the Offered Shares which the Company elects to purchase shall be made by cash or check to Investor upon Transfer of such shares unless the Purchase Offer provided for different terms.

                4.4 VALUATION OF CONSIDERATION. In the event that the purchase price specified in the Purchase Offer is payable in property other than cash or evidences of indebtedness, the Company



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shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property. If Investor and the Company cannot agree on such cash value within ten (10) days after the Company's receipt of the Notice, the valuation shall be made by an appraiser of recognized standing selected by the Company and Investor, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Notice, the Company shall select one (1) appraiser of recognized standing and Investor shall select one (1) appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The costs and expenses of such appraiser(s) shall be paid fifty percent (50%) by the Company and fifty percent (50%) by Investor.

                4.5 EFFECT OF FAILURE TO EXERCISE RIGHT OF FIRST REFUSAL. If all of the Offered Shares to which the Notice refers are not elected to be purchased by the Company, Investor may sell such Offered Shares to the maker of the Purchase Offer at the price and on the terms specified in the Purchase Offer or at a higher price, provided that such sale or transfer is consummated within ninety (90) days after the expiration of the option of the Company to acquire such shares pursuant to Section 4.2, and provided further that (i) any such sale is in accordance with all the terms and conditions hereof, and (ii) such transferee executes and becomes a party to this Agreement and thereby agrees to receive and hold all of the Offered Shares subject to all of the provisions and restrictions contained herein (including the imposition of a restrictive legend on the certificates representing such shares).

                4.6 JUDICIAL TRANSFERS. All proposed judicial transfers and sales of the Shares, or any shares of Common Stock issued pursuant to conversion of the Shares or exercise of the Warrants or pursuant to any dividends paid on the Shares, by order of any court or by any referee in bankruptcy, including without limitation in connection with any dissolution of marriage, ("Order") shall be subject to the terms and provisions of this Section 4. In the event a sale or transfer is proposed pursuant to an Order, all of the terms of this
Section 4 shall apply, with the following modification: instead of a notice of intent to transfer being delivered to the Company, a copy of the Order shall be delivered to the Company by the proposed transferee, which shall state the name and address of the proposed transferee and shall specify the number of the Shares and/or Warrants (or any shares of Common Stock issued pursuant to conversion of the Shares, exercise of the Warrants or pursuant to any dividends paid on the Shares) to be sold and the consideration per Share and per Warrant. For other purposes of this Section 4, the receipt of the Order shall be treated as the receipt of the notice of intended disposition as set forth in Section 4.1 above. All proposed transfers pursuant to an Order which do not set forth a purchase price capable of valuation which would allow the Company to exercise its right of first refusal are expressly prohibited. Any purported transfer in contravention of this Section 4.6 shall be null and void and shall pass no title to the proposed transferee.

                4.7 EXEMPT TRANSFERS. Notwithstanding the foregoing, the provisions of Section 4 shall not apply to any transfer or gift to the ancestors, descendants or spouse of Investor or to trusts for the benefit of such persons or Investor ("Permitted Transferees"). Each Permitted Transferee shall agree in writing that such transferred shares shall remain subject to the restrictions and terms hereunder, and such Permitted Transferee shall be treated as an Investor for purposes of this Agreement.

                4.8 TERMINATION. The right of first refusal under this Section 4 shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act or (ii) a Change of Control. As used herein, a "Change of Control" means the closing date of a sale, lease, or other disposition of all or substantially all of the Company's assets or the merger or consolidation of the company or entity in which the holders of the Company's outstanding voting stock immediately prior to such transaction



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own, immediately after such transaction, securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent (50%) of the total voting power of the Company, such surviving entity or the entity that controls such surviving entity outstanding immediately after such transaction.

        5. MISCELLANEOUS.

                5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among residents, made and to be performed entirely within the State of California.

                5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Investor and the applicable closing of the transactions contemplated hereby and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor or the Company.

                5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

                5.4 ENTIRE AGREEMENT. This Agreement and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                5.5 SEVERABILITY. Any invalidity, illegality, or limitation of the enforceability of any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality, or enforceability of this Agreement with respect to any other term or provision. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                5.6 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Investor.

                5.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to Investor or any subsequent holder of any Shares upon any breach, default or noncompliance of the Company under this Agreement or under the Articles of Incorporation, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on Investor's part of any breach, default or noncompliance under this Agreement or under the Articles of Incorporation or any waiver on Investor's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent



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specifically set forth in such writing, and that all remedies, either under this
Agreement, the Certificate of Incorporation, Bylaws of the Company, or otherwise afforded to Investor, shall be cumulative and not alternative.

                5.8 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon receipt: (a) if to Investor, at the address set forth on the signature page hereof, or at such other address as Investor shall have furnished to the Company in writing, or (b) if to the Company, at 400 Camino de Estrella, San Clemente, California 92672, Attention: Chief Executive Officer, or at such other address as the Company shall have furnished to Investor in writing, with a copy to Jeffrey Coyne, Esq., Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660.

                5.9 FINDERS' FEES.

                        (a) The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold Investor harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which the Company or any of its employees or representatives are responsible.

                        (b) Investor (i) represents and warrants that Investor has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which Investor or any of its employees or representatives is responsible.

                5.10 FEES AND EXPENSES. If legal action is brought by, or on behalf of, Investor or by the Company to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and legal costs in connection therewith.

                5.11 INFORMATION CONFIDENTIAL. Investor acknowledges that the information received by it pursuant hereto is confidential and for its use only, and it will refrain from using such information or reproducing, disclosing, or disseminating such information to any other person (other than its employees, affiliates, agents, or partners having a need to know the contents of such information and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or it is required by a governmental body to disclose such information.

                5.12 INDEMNIFICATION. Investor hereby agrees to protect, defend, indemnify, and hold harmless the Company against and in respect of any and all loss, liability, deficiency, damage, cost, or expense, or actions in respect thereof (including legal fees and expenses), as and when incurred, occasioned by any breach, falsity or failure of any of the representations, warranties, or covenants of Investor herein contained, or any certificate or other instrument delivered by or on behalf of Investor pursuant hereto or in connection with the transactions contemplated hereby. The provisions of this Section 5.12 shall not limit or impair any right or remedy arising from any breach of this Agreement.



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                        Promptly after receipt by Investor of notice of the
commencement of any action, proceeding, or investigation in respect of which indemnity or reimbursement may be sought as provided above, Investor shall notify the Company, but the failure of the Company to notify Investor with respect to a particular action, proceeding, or investigation shall not relieve Investor from any obligation or liability (i) which it may have pursuant to this Agreement if Investor is not substantially prejudiced by the failure to notify or (ii) which it may have otherwise than pursuant to this Agreement. Investor shall promptly assume the defense of the Company with counsel reasonably satisfactory to the Company, and the fees and expenses of such counsel shall be at the sole cost and expense of Investor. The Company will cooperate with Investor in the defense of any action, proceeding, or investigation for which Investor assumes the defense. Notwithstanding the foregoing, the Company shall have the right to employ separate counsel in any such action, proceeding, or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company unless (i) Investor has agreed to pay such fees and expenses, (ii) Investor shall have failed promptly to assume the defense of such action, proceeding, or investigation and employ counsel reasonably satisfactory to the Company, or
(iii) in the reasonable judgment of the Company there may be one or more defenses available to the Company which are not available to Investor with respect to such action, claim, or proceeding, in which case Investor shall not have the right to assume the defense of such action, proceeding, or investigation on behalf of the Company. Investor shall not be liable for the settlement by the Company of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. Investor shall not enter into any settlement in any action, suit, or proceeding to which the Company is a party, unless such settlement includes a general release of the Company with no payment by the Company of consideration.

                5.13 MARKET STANDOFF AGREEMENT. Investor agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Investor will not sell or otherwise dispose of any Shares or Warrants, or shares of Common Stock issued pursuant to conversion of the Shares or exercise of the Warrants or dividends on the Shares, without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

                5.14 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                5.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                5.16 CONSENT OF SPOUSE. Investor's spouse shall execute and deliver to the Company a Consent of Spouse in a form provided by the Company.



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        IN WITNESS WHEREOF, the parties hereto have caused this Series C
Preferred Stock Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                            ICX ELECTRONICS.COM,
                                            a California corporation


                                            By: /s/ GARY E. LOTZER
                                               ---------------------------------
                                               Gary E. Lotzer
                                               President/CEO


                                            INVESTOR


                                            By:  /s/ JAY WILT
                                                --------------------------------
                                                     Jay Wilt
                                            Address: 1512 SE Cutter Lane
                                                     Vancouver, WA 98661




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                       CONSENT AND RATIFICATION OF SPOUSE


        The undersigned, the spouse of Jay Wilt a party to that certain Series C Preferred Stock Purchase Agreement (the "Agreement"), dated as of January 18, 2001, with ICX Electronics.com, a California corporation, hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Shares (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.

        I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

        Date:
             --------------------              ---------------------------------
                                                         (Signature)


                                               ---------------------------------
                                                         (Print Name)